EXHIBIT 23.1

                             Consent of Accountants



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Registration Statement on Form S-4 of our report dated February 28, 2000 relating to the financial statements Impulse Communications, as of and for the years ended December 31, 1999 and 1998, which appear in such Registration Statement.

      Westwood, Massachusetts
      May 24, 2000

                        GRAY, GRAY & GRAY, LLP




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